                                                                 Exhibit 99

                                                             April 18, 1994
                           Press Contact: Steve Rautenberg (212) 552-4505 Investor Contact: William Maletz (212) 552-5329

           CHASE REPORTS RECORD EARNINGS FOR FIRST QUARTER 1994,
                          UP 138% TO $364 MILLION

      The Chase Manhattan Corporation today reported record first quarter 1994 net income of $364 million ($1.80 per share), up 138% from the $153 million ($.74 per share) reported for the first quarter of 1993.

Thomas G. Labrecque, Chase Chairman said, "We are very pleased with our results for this quarter. They represent a continuation of the solid earnings momentum we have established with our strengthened financial position and sharpened strategic focus. Our ability to report record earnings, despite the volatility in global markets, reflects the strength and diversity of our customer base and product capability."

Highlights for the first quarter of 1994:
   - strong profitability measures: return on assets and return on common equity increased to 1.28% and 20.2%, respectively;
   - a net interest margin of 4.17%;
   - growth in fees and commissions: up 22% over the same period last year, with increases in all categories;
   - trading revenue of $179 million, a level consistent with prior quarters;
   - significant equity gains realized in our merchant banking activities;
   - provision for possible credit losses of $160 million, down for the fourth consecutive quarter.

NET INTEREST REVENUE - TAXABLE EQUIVALENT BASIS
Net interest revenue, on a taxable equivalent basis, was $958 million for the first quarter of 1994, compared with $1,056 million for the first quarter of 1993. Excluding first quarter 1993 interest revenue of $142 million from the sale of Brazilian past due interest bonds, net interest revenue for the first quarter of 1994 increased by $44 million, or 5%, from the same period last year. Net interest margin was 4.17%, compared with 4.94% (4.28% excluding Brazil PDI bonds) reported for the first quarter of 1993. Average interest-earning assets were $93.1 billion, compared with $86.7 billion for the same period last year. Average loans decreased to $61.3 billion for the current quarter from the $62.1 billion level reported for the first quarter of 1993, primarily due to the reductions in commercial real estate and refinancing countries loans, which were partially offset by increases in consumer loans.

TRADING REVENUE

                              First Quarter
($ in millions)                1994   1993
Trading Revenue:
 Foreign Exchange             $ 85    $103
 Trading Account                94      72

  Total Trading Revenue       $179    $175

Total trading revenue was $179 million, slightly higher than the revenue reported for the same period last year. Chase experienced generally good customer demand for derivative products and foreign exchange transactions. In addition, substantial revenue was realized in the earlier part of the quarter from reducing emerging markets trading positions, partially offset by the effects of the decline in market values during the latter part of the quarter.

FEES AND COMMISSIONS

                              First Quarter
($ in millions)                1994   1993
Fees and Commissions:
 Consumer Banking             $144    $117
 Trust and Fiduciary           142     107
 Investment Banking             47      38
 Other                         113     105

  Total Fees and Commissions  $446    $367

Fees and commissions were $446 million for the first quarter of 1994, up 22%, reflecting increases in all categories of fee revenue. Total consumer banking fees, including credit card and mortgage banking fees, increased 23% over the same period last year. Mortgage banking fees for the first quarter of 1993 were unfavorably impacted by $34 million from the accelerated write down of mortgage servicing assets, compared with no such writedowns in the first quarter of 1994.

Fee  revenue  from  trust and fiduciary activities  increased  33%  due  to increased transaction volume and continued growth in trust and custody assets in both the Transaction and Information Services and Global Private Banking units. Investment banking fee revenue from global corporate finance activities increased 24% over the same period last year due to improved transaction volume.

OTHER REVENUE
                              First Quarter
($ in millions)                1994   1993
Other Revenue:
 Corporate Finance-Related
  Equity Investment Gains     $ 84    $ 76
 Accelerated Disposition
  Portfolio Gains               53       -
 Investment Securities Gains    79       6
 Other                          12      34
  Total Other Revenue         $228    $116

During the first quarter of 1994, corporate finance-related equity gains resulted from several significant merchant banking transactions, continuing the strong pace of last year. Further liquidation of real estate assets held for accelerated disposition and sales of Brady bonds in the investment securities available for sale portfolio yielded gains of $53 million and $71 million, respectively.

OPERATING EXPENSES
Total operating expenses were $1,057 million for the first quarter of 1994 and $1,301 million for the first quarter of 1993, which included a $318 million provision for ORE held for accelerated disposition. Operating expenses for the first quarter of 1994 included $8 million applicable to the second quarter 1993 acquisition of Troy and Nichols and $37 million of ORE valuation losses and expenses. First quarter 1993 ORE expenses were $38 million. In addition, first quarter 1994 operating expenses reflected the cost of funding business growth opportunities, particularly in Chase's global trading and capital markets activities, global securities servicing and national consumer products. The expense to revenue ratio, excluding ORE expenses, improved to 56%.

INCOME TAXES
The provision for income taxes was $223 million representing an effective tax rate of 38%. For the first quarter of 1993, Chase recorded a net income tax benefit of $174 million. Excluding the tax benefits applicable to the special provisions for the accelerated disposition portfolio, Chase's first quarter 1993 tax provision would have been approximately $137 million. In addition, Chase adopted SFAS 109 in the first quarter of 1993, resulting in a $500 million net benefit reflected as a cumulative effect of a change in accounting principle.

PROVISION FOR POSSIBLE CREDIT LOSSES AND NET LOAN CHARGE-OFFS
The provision for possible credit losses was $160 million, or $35 million lower than the fourth quarter of 1993 and $200 million lower than the first quarter of 1993, excluding the accelerated disposition portfolio.

Net loan charge-offs were $156 million, down $64 million from the first quarter of 1993. Domestic commercial real estate net loan charge-offs declined $40 million and domestic consumer net loan charge-offs declined $9 million from the first quarter of 1993.

Provision For Possible Credit Losses & Net Loan Charge-Offs*

                       1st Qtr.    4th Qtr.    1st Qtr.
($ in millions)          1994        1993        1993
PROVISION FOR POSSIBLE
  CREDIT LOSSES         $ 160      $  195       $ 360

NET LOAN CHARGE-OFFS:
Domestic
- - Consumer              $  94      $  100       $ 103
- - Commercial Real Estate   51          54          91
- - Commercial & Other       11          35          28
Total Domestic            156         189         222

Total International**       -         490          (2)

Total Net Loan
 Charge-Offs            $ 156      $  679       $ 220

* amounts exclude accelerated disposition portfolio.
**1993 includes refinancing countries net loan charge-offs.

RESERVE FOR POSSIBLE CREDIT LOSSES

                             March 31,    Dec. 31,   March 31,
($ in millions)                 1994       1993       1993
RESERVE FOR POSSIBLE
  CREDIT LOSSES                $1,429      $1,425      $1,912

- - As a % of Total Loans          2.32%       2.36%       3.21%

- - As a % of Nonaccrual   Loans    134%        135%         67%

NONACCRUAL OUTSTANDINGS AND ORE
The distribution of nonaccrual outstandings based on the domicile of obligors was as follows:

                              March 31,   Dec. 31,   March 31,
($ in millions)                  1994        1993        1993
Domestic:
- - Commercial Real Estate       $  469      $  475      $1,061
- - Other Loans                     399         407         646
Total Domestic                    868         882       1,707

International:
- - Refinancing Countries            69          74         996
- - Other Loans                     131          98         153
Total International               200         172       1,149

Total Nonaccrual Outstandings  $1,068      $1,054      $2,856

Total ORE *                    $  819      $  905      $  748

* Includes insubstance foreclosures of $692 million at March 31, 1994, $766 million at December 31, 1993 and $588 million at March 31, 1993.

Following a large decrease in total nonaccrual outstandings and ORE assets of approximately $1 billion during the fourth quarter of 1993, such balances declined $72 million during the first quarter of 1994.

DOMESTIC COMMERCIAL REAL ESTATE ASSETS
Domestic commercial real estate assets declined $343 million from $4.0 billion at December 31, 1993 to $3.7 billion at March 31, 1994. Contributing to this decline was approximately $234 million of net repayments and sales of outstanding assets, including $8 million of interest applied to principal, and $109 million of charge-offs and valuation losses.

Domestic Commercial Real Estate Assets

                      March 31,     Dec. 31,     March 31,
($ in millions)         1994          1993         1993
Loans:
  Performing           $2,372        $2,624       $3,513
  Nonaccrual              469           475        1,061

  Total Loans           2,841         3,099        4,574

ORE                       810           895          738

  Total                $3,651        $3,994       $5,312

In addition, the continued liquidation of assets held for accelerated disposition during the first quarter of 1994, through repayments and sales, reduced the carrying value of such assets to $121 million and resulted in pre-tax gains of $53 million.

Chase has entered into an agreement to sell several portfolios of its ORE assets and of its accelerated disposition portfolio with aggregate carrying
values of approximately $100 million and $60 million, respectively.   This
transaction is expected to close during the second quarter of 1994 and is expected to result in a gain.

SUBSEQUENT EVENT
On  April  15,  1994,  pursuant to the Brazilian  restructuring,  Chase
exchanged  its  eligible  Brazilian  loans  for  Brazilian  Brady   bonds.
The exchange is expected to have a positive impact on Chase's financial condition, beginning in the second quarter.

                      THE CHASE MANHATTAN CORPORATION
                         SELECTED AVERAGE BALANCES


                                     First Quarter
($ in billions)                    1994          1993
Loans:
 Domestic Offices                 $ 44.2        $ 44.1
 Overseas Offices                   17.1          18.0
    Total Loans                   $ 61.3        $ 62.1

Interest-Earnings Assets          $ 93.1        $ 86.7

Total Assets                      $115.9        $ 99.7

Deposits:
  Domestic Offices                $ 41.4        $ 41.3
  Overseas Offices                  31.1          26.9
     Total Deposits               $ 72.5        $ 68.2

Common Stockholders' Equity       $  6.7        $  5.1

Total Stockholders' Equity        $  8.1        $  6.7

                      THE CHASE MANHATTAN CORPORATION
            FINANCIAL HIGHLIGHTS AND SELECTED STATISTICAL DATA

($ in millions
except per share data)                    FIRST QUARTER
                                    1994                 1993
NET INCOME                         $  364              $  153

PER COMMON SHARE
- - Net Income
  - Primary                         $1.80               $  .74
  - Fully diluted                   $1.79               $  .73

- - Book Value (period-end)          $36.55               $32.61 							$32.61

- - Closing Stock Price
   (period-end)                    $32.25               $34.88

PROFITABILITY RATIOS
- - Return on Average Common
  Stockholders' Equity              20.2%                 9.3%

- - Return on Average Assets           1.28%                .62%

NET INTEREST REVENUE
 (Fully Taxable Basis)               $958               $1,056
          Net Interest Margin        4.17%                4.94%

                                   March   31,    Dec.  31,    March   31,
                                       1994         1993          1993
CAPITAL RATIOS
- - Common Stockholders' Equity          6.00%*       6.58%        5.46%

- - Total Stockholders' Equity           7.24%*       7.95%        7.21%

- - Risk-Based Capital
   - Tier I Capital                    8.43%        8.44%        7.10%

   - Total Capital                    12.94%       13.22%       11.60%

- - Tier I Leverage                      7.28%*        7.81%       6.90%


* The common and total equity ratios and the Tier 1 leverage ratio decreased 59bp, 71bp and 72bp, respectively, from the adoption of FASB Interpretation No. 39 at January 1, 1994. Chase's Trading Account Assets and Liabilities increased approximately $10 billion as a result of such adoption.

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                                March 31,
                                                           --------------------
($ in millions)                                               1994       1993
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                    $  4,483   $  4,825
Interest-Bearing Deposits Placed with Banks                   5,054      5,512
Federal Funds Sold and Securities Purchased Under Resale      6,556      5,221
 Agreements
Trading Account Assets                                       18,247      3,754
Investment Securities:
  Held to Maturity                                            1,345      1,446
  Available for Sale Carried at Fair Value                    6,415       -
  At Lower of Cost or Market                                   -         4,925
- -------------------------------------------------------------------------------
           Total Investment Securities                        7,760      6,371
Loans                                                        61,635     59,474
  Less: Reserve for Possible Credit Losses                    1,429      1,912
- -------------------------------------------------------------------------------
           Loans, Net                                        60,206     57,562
Assets Held for Accelerated Disposition                         121      1,024
Customers' Liability on Acceptances                             705        763
Accrued Interest Receivable                                     917        891
Premises and Equipment                                        1,791      1,897
Other Assets                                                  6,752      6,251
- -------------------------------------------------------------------------------
           Total Assets                                    $112,592   $ 94,071
===============================================================================

Liabilities, Redeemable Preferred Stock and Stockholders' Equity
Deposits:
  Domestic Offices:
       Noninterest-Bearing                                 $ 11,429   $ 11,111
       Interest-Bearing                                      26,288     27,935
  Overseas Offices:
       Noninterest-Bearing                                    2,882      2,022
       Interest-Bearing                                      28,027     23,685
- -------------------------------------------------------------------------------
           Total Deposits                                    68,626     64,753
Federal Funds Purchased and Securities Sold Under
 Repurchase Agreements                                        8,345      5,736
Commercial Paper                                              1,499      1,333
Other Short-Term Borrowings                                   2,892      2,151
Trading Account Liabilities                                  11,263       -
Acceptances Outstanding                                         715        768
Accrued Interest Payable                                        441        562
Accounts Payable, Accrued Expenses and Other Liabilities      5,148      5,239
Intermediate- and Long-Term Debt                              5,509      6,689
- -------------------------------------------------------------------------------
           Total Liabilities                                104,438     87,231
- -------------------------------------------------------------------------------

Redeemable Preferred Stock                                     -            53

Stockholders' Equity:
  Nonredeemable Preferred Stock(Without Par Value,51,439,738  1,399      1,649
  and 56,439,738 Shares Outstanding,Respectively)
  Common Stock :
                               1994          1993
                           ------------  ------------
       Par Value                 $2.00         $2.00
       Authorized Shares   500,000,000   500,000,000
       Outstanding Shares  184,797,798   157,535,548            370        315
  Surplus                                                     3,935      3,205
  Net Unrealized Gains on Investment Securities -                10       -
     Available for Sale
  Retained Earnings                                           2,440      1,618
- -------------------------------------------------------------------------------
           Total Stockholders' Equity                         8,154      6,787
- -------------------------------------------------------------------------------
           Total Liabilities, Redeemable Preferred Stock
           and Stockholders' Equity                        $112,592   $ 94,071
===============================================================================

The Chase Manhattan Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
                                                             Quarter Ended
                                                             March 31,
                                                            ----------------
($ in millions, except per share data)                         1994    1993
- ----------------------------------------------------------------------------
Interest Revenue
Interest and Fees on Loans                                   $1,301  $1,528
Interest on Deposits Placed with Banks                          130     148
Interest and Dividends on Investment
   Securities:
     Held to Maturity                                            41      42
     Available for Sale                                         165     -
     At Lower of Cost or Market                                 -       133
Interest on Federal Funds Sold and Securities
   Purchased Under Resale Agreements                            326     258
Interest on Trading Account Assets                              119      52
- ----------------------------------------------------------------------------
   Total Interest Revenue                                     2,082   2,161
- ----------------------------------------------------------------------------

Interest Expense
Deposits                                                        525     539
Federal Funds Purchased and Securities Sold
   Under Repurchase Agreements                                  124     138
Commercial Paper                                                 13      10
Other Short-Term Borrowings                                     393     275
Intermediate- and Long-Term Debt                                 76     151
- ----------------------------------------------------------------------------
   Total Interest Expense                                     1,131   1,113
- ----------------------------------------------------------------------------
Net Interest Revenue                                            951   1,048
Provision for Possible Credit Losses                            160     360
Provision for Loans Held for
   Accelerated Disposition                                      -       566
- ----------------------------------------------------------------------------
Net Interest Revenue After Provision for
   Possible Credit Losses and Provision for
   Loans Held for Accelerated Disposition                       791     122
- ----------------------------------------------------------------------------
Noninterest Revenue
Fees and Commissions                                            446     367
Foreign Exchange Trading Revenue                                 85     103
Trading Account Revenue                                          94      72
Investment Securities Gains                                      79       6
Other Revenue                                                   149     110
- ----------------------------------------------------------------------------
   Total Noninterest Revenue                                    853     658
- ----------------------------------------------------------------------------

Other Operating Expenses
Salaries and Employee Benefits:
   Salaries                                                     415     377
   Employee Benefits                                            129     125
- ----------------------------------------------------------------------------
                                                                544     502
Net Occupancy                                                   100     106
Equipment Rentals, Depreciation
   and Maintenance                                               71      71
Provision for Other Real Estate Held for
   Accelerated Disposition                                      -       318
Other Expenses                                                  342     304
- ----------------------------------------------------------------------------
   Total Other Operating Expenses                             1,057   1,301
- ----------------------------------------------------------------------------
Income (Loss) Before Taxes                                      587    (521)
Applicable Income Taxes (Benefits)                              223    (174)
- ----------------------------------------------------------------------------
Income (Loss) Before Cumulative Effect of
   Change in Accounting Principle                            $  364  $ (347)
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109                             -       500
- ----------------------------------------------------------------------------
Net Income                                                   $  364  $  153
============================================================================
Net Income Applicable to Common Stock                        $  332  $  117
============================================================================
Average Common Shares Outstanding (in
   millions)                                                  184.6   157.6
Primary Earnings (Loss) Per Common Share,
   Before Cumulative Effect of Change
   in Accounting Principle, Based on
   Average Shares Outstanding                                $ 1.80  $(2.43)
Cumulative Effect of Change in Accounting
   Principle - Adoption of SFAS 109                             -      3.17
Primary Earnings Per Common Share                            $ 1.80  $ 0.74
Cash Dividends Declared Per Common Share                     $ 0.33  $ 0.30
============================================================================


The Chase Manhattan Corporation and Subsidiaries
SUMMARY OF CHANGES IN STOCKHOLDERS' EQUITY
                                                             Quarter Ended
                                                             March 31,
                                                             ---------------
($ in millions)                                                1994    1993
- ----------------------------------------------------------------------------
Balance at Beginning of Period                               $8,122  $6,511
  Additions:
     Net Income                                                 364     153
     Shares Issued Pursuant to:
       Nonredeemable Preferred Stock Offering                   -       172
       Dividend Reinvestment and Stock Purchase Plan              7      33
       Exercise of Stock Options                                  7       7
     Net Unrealized Losses on Investment Securities -
       Available for Sale (Net of Deferred Tax
       Benefits of $175)                                       (254)    -
- ----------------------------------------------------------------------------
                                                              8,246   6,876
  Deductions:
     Cash Dividends:
       Redeemable Preferred Stock                               -         1
       Nonredeemable Preferred Stock                             31      35
       Common Stock                                              61      47
     Other                                                      -         6
- ----------------------------------------------------------------------------
Balance at End of Period                                     $8,154  $6,787
============================================================================


The Chase Manhattan Bank, N.A. and Subsidiaries
CONSOLIDATED STATEMENT OF CONDITION
                                                                   March 31,
                                                              -----------------
($ in millions)                                                 1994     1993
- -------------------------------------------------------------------------------
Assets
Cash and Due from Banks                                       $ 4,236  $ 4,501
Interest-Bearing Deposits Placed with Banks                     5,173    5,673
Federal Funds Sold and Securities Purchased Under Resale        3,999    3,778
 Agreements
Trading Account Assets                                         15,524    2,936
Investment Securities:
   Held to Maturity                                               706      696
   Available for Sale Carried at Fair Value                     5,707      -
   At Lower of Cost or Market                                     -      4,144
- -------------------------------------------------------------------------------
            Total Investment Securities                         6,413    4,840
Loans                                                          50,083   46,962
   Less: Reserve for Possible Credit Losses                     1,099    1,547
- -------------------------------------------------------------------------------
            Loans, Net                                         48,984   45,415
Assets Held for Accelerated Disposition                           120      867
Customers' Liability on Acceptances                               705      763
Accrued Interest Receivable                                       603      566
Premises and Equipment                                          1,626    1,723
Other Assets                                                    5,770    4,387
- -------------------------------------------------------------------------------
            Total Assets                                      $93,153  $75,449
===============================================================================

Liabilities and Stockholder's Equity
Deposits:
   Domestic Offices:
        Noninterest-Bearing                                   $11,005  $10,433
        Interest-Bearing                                       20,065   21,141
   Overseas Offices:
        Noninterest-Bearing                                     2,882    2,022
        Interest-Bearing                                       29,494   24,191
- -------------------------------------------------------------------------------
            Total Deposits                                     63,446   57,787
Federal Funds Purchased and Securities Sold Under               2,519    2,014
Repurchase Agreements
Other Short-Term Borrowings                                     2,156    1,496
Trading Account Liabilities                                    10,215      -
Acceptances Outstanding                                           715      768
Accrued Interest Payable                                          374      470
Accounts Payable, Accrued Expenses and Other Liabilities        4,267    3,542
Intermediate- and Long-Term Debt                                3,038    3,677
- -------------------------------------------------------------------------------
            Total Liabilities                                  86,730   69,754
- -------------------------------------------------------------------------------

Stockholder's Equity:
   Capital Stock:
                               1994            1993
                          --------------- --------------
        Par Value                 $15.00         $15.00
        Authorized Shares     81,744,445     81,744,445
        Outstanding Shares    60,794,266     60,355,949           912      905
   Surplus                                                      4,391    4,290
   Net Unrealized Losses on Investment Securities -               (27)     -
      Available for Sale
   Undivided Profits                                            1,147      500
- -------------------------------------------------------------------------------
            Total Stockholder's Equity                          6,423    5,695
- -------------------------------------------------------------------------------
            Total Liabilities and Stockholder's Equity        $93,153  $75,449
===============================================================================
Member Federal Deposit Insurance Corporation
